Exhibit 10.20

CardieX Limited

Service Agreement of Executive Director

Jarrod White

EXECUTIVE DIRECTOR SERVICE AGREEMENT

Date	20 July 2023

Parties	CardieX Limited (ACN 113 252 234) of Suite 301, Level 3, 55 Lime Street, Sydney NSW 2000 (CardieX or the Company)

Jarrod Travers White of 24-26 Kent Street, Millers Point NSW 2000

TERMS AND CONDITIONS

1.	Definitions

In this Agreement:

Affiliate	means a related body corporate of the Company (within the meaning of Section 50 of the Corporations Act 2001(Cth));

ASX	means ASX Limited ACN 008 624 691 or the securities market operated by ASX Limited, as the case may be;

ASX Listing Rules	means the listing rules of the ASX, as amended from time to time;

Board	means the board of the Company;

Client	means any Person that:

(a)	has received products or services from the Company or an Affiliate in the 12 months preceding the Termination Date, and has not indicated to the Company or an Affiliate that it no longer wishes to receive such products or services (other than where influenced by your actions); or

(b)	has entered into discussions with you, the Company or an Affiliate in the 12 months preceding the Termination Date, in relation to the potential of receiving products or services from the Company or from an Affiliate, and who has not informed the Company or an Affiliate that they no longer wish to continue such negotiations or discussions (other than where influenced by your actions);

Confidential Information	means any information obtained by you in the course of or in connection with your employment, including:

(a)	trade secrets and confidential know-how of the Company or an Affiliate;

(b)	information about Intellectual Property of the Company or an Affiliate;

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(c)	technical information of the Company or an Affiliate;

(d)	commercial information about the Company or an Affiliate and persons with whom the Company or an Affiliate deals;

(e)	client, customer and supplier lists (and prospective client, customer and supplier lists) of the Company or an Affiliate;

(f)	product and market information of the Company or an Affiliate;

(g)	strategy or planning material, financial information, marketing plans or strategies, or business plans of the Company or an Affiliate;

(h)	financial arrangements (including remuneration) between the Company and any of its employees; and

(i)

any information marketed “confidential” or which the Company or an Affiliate informed you is confidential or a trade secret (or any information of the Company or an Affiliate which, due to its nature, you could reasonably be expected to treat as confidential);

but excluding:

(j)	information available to the public (other than through any breach of your obligations);

(k)	information which you can prove you lawfully possessed before obtaining it in the course of your employment;

Intellectual Property	means any current or future, registered or unregistered rights to:

(l)	an invention, discovery, secret process, trade secret, know- how, design, improvement or modification of any nature (whether patentable or not);

(m)	computer software, tables, charts, flow charts, algorithms, diagrams, plans, techniques, data, structures, logical ideas, concepts and processes;

(n)	Confidential Information;

(o)	copy right in any Works (including literary works an art works);

(p)	trademarks;

(q)	Patents,

made, written or developed by you(alone or with others) in the course of or in connection with your service to the Company, whether or not capable of statutory protection;

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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Person	includes any individual, partnership, corporation, organisation or other type of entity (and includes a representative of any individual, corporation, organisation or other entity);

Restricted Person	includes any person who was an employee, contractor, director, consultant, partner or agent of the Company or of an Affiliate, in the twelve month period preceding the Termination Date;

Termination Date	means the last date of your employment with the Company (however occurring).

2.	Appointment and Commencement

2.1.	Your service with the Company and the terms of this agreement will commence on the date specified in Item 2 of Schedule A and will continue until terminated in accordance with this agreement.

3.	Position and Title

3.1.	You will be providing services in the position specified in Item 1 of Schedule A.

3.2.	The Company may change your position title, duties and your reporting requirements, in accordance with the needs of the business and your skills and abilities. If we do, any such change will not constitute a change of the terms and conditions of your consultancy.

3.3.	Your duty is to perform your job to the best of your ability and to comply with the law. In particular you agree that you will:

(a)	hold any office and/or other appointment in or on behalf of the Company as the Board may request;

(b)	report to the Board as often as necessary to keep them fully informed as to your activities on behalf of the Company;

(c)	do all in your power to promote, develop and extend the business of the Company and in all respects conform and to comply with the proper and reasonably directions and instructions of the Board; and

(d)	comply with all rules or codes of conduct required by any regulatory body in relation to the business of the Company.

4.	General duties

4.1.	During your service, you must:

(a)	perform the duties consistent with your position, including carrying out all reasonable directions of the Company;

(b)	bring to the Company’s attention any matters of which you become aware that would be of significance to the Company (including matters that may be against your own interest);

(c)	perform any other duties the Company reasonably requires, that are within your capacity (including requiring you to perform duties for an Affiliate); and

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(d)	to the extent that you have a duty under workplace health and safety law, you must take all steps to familiarise yourself with and comply with the duties imposed upon you.

5.	Hours of work

5.1.	Owing to the nature of your job your working time is unmeasured and you should work such hours that are necessary to enable you to perform your duties properly.

6.	Remuneration

6.1.	Your annual base fee is set out in Item 4 of Schedule A (Base Fee).

6.2.	Your Base Fee will be reviewed annually by the Board and, if required, approval by shareholders. We will tell you of any change. The Company shall not be under any obligation to aware you an increase in salary.

6.3.	The Company may pay you a bonus from time to time at its discretion, but is not obliged to do so.

6.4.	The Company may at the time during your service term and after its termination, deduct from your salary any money which you owe to the Company. You understand and specifically and irrevocably agree to this.

6.5.	Unless otherwise required by law, you will not be entitled to any retirement or termination benefits on or because of the cessation of your appointment as a Director or from any other office or appointment with or by any Group Company.

7.	Expenses

7.1.	The Company will reimburse you all reasonable expenses incurred by you in your work, provided you provide us receipts, invoices or other evidence of actual payment.

7.2.	The Company reserves the right to change this arrangement so that the expenses you may incur without the permission of the Company are limited in scope or value or both of these.

7.3.	So far as the Company provide credit or debit cards for the purpose of its business for your use, you agree to:

(a)	keep the card safe at all times;

(b)	notify the issuing bank and the Company if the card is lost, missing or believed stolen;

(c)	comply with the terms and conditions of the issuing bank;

(d)	avoid using the card for any service which costs an exorbitant or unreasonable fee or which may damage the credit rating of the Company.

8.	Director’s responsibilities

8.1.	Whilst ever you are a director, you agree that you will:

(a)	not do anything that would cause you to be disqualified from continuing to act as a Director;

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(b)	acquire and retain any qualification shares prescribed by the Company constitution for the time being of the Company;

(c)	not directly or indirectly receive or obtain any discount, rebate, commission or other inducement (whether in case or in kind) which is not authorised by the Company, or, if you do, you will account immediately to the Company for it;

(d)	not at any time make any untrue or misleading statement relating to the Company; and

(e)	fully acquaint yourself with, then, for yourself and so far as possible for your spouse and children, comply with both the letter and the spirit of every law and regulation of every relevant country relating to dealings in and information about shares or any other security of the Company or of any other company.

8.2.	You may seek any professional advice you feel necessary to perform your responsibilities and duties as a Director. The Board has an agreed procedure for obtaining professional advice at the Company’s expense. A copy of that procedure will be made available to you on request and you must follow that procedure.

9.	Policies and Procedures

9.1.	You are required to familiarise yourself and comply with all of the Company’s Charters and Policies. Failure to do so may result in appropriate disciplinary action.

9.2.	The Company may in its sole discretion vary, replace or rescind such policies and procedures from time to time, including those mentioned in this agreement. The Company’s policies and procedures do not form part of your agreement of employment.

10.	Confidential Information

10.1.	The Company (and where applicable, an Affiliate), owns all Confidential Information.

10.2.	During and after your service with the company, you may use or disclose Confidential Information only:

(a)	to perform your duties;

(b)	if the Company (or where applicable, an Affiliate) has consented in writing to the particular use or disclosure on a case by case basis; or

(c)	if required by law.

10.3.	You must keep Confidential Information in a secure manner and take all precautions and steps reasonably necessary to prevent unauthorised disclosure or unauthorised use of the Confidential Information.

10.4.	You must promptly notify the Company (or where applicable, an Affiliate) of any suspected or actual unauthorised use or disclosure of the Confidential Information of which you become aware.

10.5.	On demand by the Company or at the conclusion of your service, you must:

(a)	deliver to the Company all Confidential Information in your control; and then

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(b)	delete all Confidential Information held electronically in any medium in your control; and

(c)	your obligations pursuant to this clause continue after termination except for information that is part of your general skill, knowledge, and expertise.

10.6.	This clause shall survive the termination of this Agreement for a period of 3 years, even if you have destroyed or returned the Confidential Information formerly in your possession.

11.	New Intellectual Property

11.1.	So far as Intellectual Property is created or discovered by you in the course of your service, it shall belong to the Company.

11.2.	You agree that you will:

(a)	do your utmost to ensure that the Company acquires or retains the right to that Intellectual Property;

(b)	tell the Company reasonably soon after any such creation or discovery; and

(c)	provide to the Company whatever full specification description text or drawings as are together necessary to enable the Intellectual Property to be registered or protected by the Company.

11.3.	To make this effective you undertake to do whatever the Company considered being necessary or desirable to enable the Intellectual Property to be transferred into the name of the Company or otherwise to secure ownership by the Company.

11.4.	The provisions of this paragraph shall continue indefinitely after the termination of this agreement in respect of Intellectual Property made in the course of your service.

12.	Termination

12.1.	Other than where your employment is terminated for any reason set out in clause 12.3 (which includes serious misconduct), either you or the Company may terminate your service by giving 30-days written notice.

12.2.	The Company may elect to pay you in lieu of part or all of your notice period.

12.3.	The Company may terminate your employment without notice, if you:

(a)	commit any serious or persistent breach of this agreement;

(b)	commit any serious misconduct or wilful neglect in performing your duties;

(c)	fail to comply with any reasonable directions of the Company;

(d)	are convicted of a criminal offence which, in the Company’s reasonably opinion, affects your position as an employee of the Company; or

(e)	do an unreasonably act which reflects unfavourably on the Company or any Affiliate.

13.	Compliance

13.1.	Notwithstanding any other clause in this agreement, you agree that the obligation of the Company under this Agreement and to pay any amount to you is and remains subject to:

(a)	the Corporations Act 2001 (Cth) (Corporations Act);

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(b)	the ASX Listing Rules;

(c)	provision of any other laws and regulations; and

(d)	any shareholder approvals that the Company is required to obtain prior to the payment of any such amount to you in accordance with the Corporations Act, the ASX Listing Rules, or all.

14.	Restraints

14.1.	You shall not, except with the written consent of the Company, either directly or indirectly, on your own account or on behalf of any other Person, engage in any of the activities noted in clause 14.2 (Activity), for the periods noted in clause 14.3 (Period), anywhere within the areas in clause 14.4 (Area):

14.2.	Activity:

(a)	approach, solicit, canvass, induce or encourage (or attempt to do any of the foregoing) any Restricted Person, to leave the employment or agency of the Company or of an Affiliate, or otherwise engage or employ a Restricted Person;

(b)	solicit, canvass, approach or accept any approach, or perform any work for (or attempt to do any of the foregoing), and Client with whom you (or a Person reporting to you) have had dealings, or for whom you (or a Person reporting to you) performed work in connection with your employment;

(c)	interfere with or disrupt or attempt to disrupt the relationship (whether contractual or otherwise) between the Company (or an Affiliate) and any Client, Restricted Person or supplier of the Company or of an Affiliate, with whom you (or a Person reporting to you) had dealings or performed work in connection with your employment;

(d)	be engaged in any capacity, including as a director, partner, owner, principal, agent, contractor, consultant, representative, shareholder, financier, trustee or employee, by any Client or in any Competing Business or entity.

14.3.	Period:

(a)	during the employment;

(b)	within 6 months from the Termination Date; or if that period is deemed unreasonable or unenforceable, then:

(c)	within 3 months from the Termination Date.

14.4.	Area:

(a)	Australia; or if that area is deemed unreasonable or unenforceable, then:

(b)	New South Wales; or if that area is deemed unreasonable or unenforceable, then:

(c)	Within a 50 kilometre radius from the office you were last located at; or if that area is deemed unreasonable or unenforceable, then:

(d)	Within a 10 kilometre radius from the office you were last located at.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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14.5.	You acknowledge that:

(a)	the prohibitions and restrictions contained in this clause 14 are reasonable in the circumstances and necessary to protect the Company’s business;

(b)	damages may not be an adequate remedy for breach of this clause, and the Company may be entitled to injunctive or other equitable relief, in addition to any other remedy to which it may be entitled as a result of your breach (or anticipated breach) of this clause; and

(c)	each of the covenants contained in this clause 14 resulting from a combination of clause 14.1, with each restraint Period in clause 14.3, each restraint Area in clause 14.4, with each restraint Activity in clause 14.2, constitutes and is to be construed and will have effect as, a separate, distinct, severable and independent provision from the other covenants (but you must comply with all of them), and clause 14.6 will apply to the extent necessary.

14.6.	If any one or more of the restrictions contained in this clause 14 are deemed by a court of competent jurisdiction to go beyond what is reasonable in all the circumstances, but would be valid and enforceable if any particular restriction or restrictions were deleted or reduced, or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner, then the restrictions shall apply with such deletions, restrictions or limitations, as the case may be.

15.	Amendment

15.1.	This agreement may only be amended in writing signed by the parties.

16.	Governing Law

16.1.	This agreement is governed by the laws of New South Wales.

17.	No waiver

17.1.	A party may only waive a breach of this agreement in writing signed by that part or its authorised representative.

17.2.	A waiver is limited to the instance referred to in the writing (or if no instance is referred to in the writing, to past breaches).

18.	Severability

18.1.	Without limiting clause 19.1(k), you acknowledge and agree that should any of the restrictions or provisions of this agreement be deemed by a court of competent jurisdiction to go beyond what is reasonable in all the circumstances, but would be valid and enforceable if any particular provision or provisions were deleted or reduced, or if any prat or parts of the wording thereof were deleted, restricted or limited in a particular manner, then the provisions of this agreement shall apply with such deletions, restrictions or limitations, as the case may be.

18.2.	If any provision of this agreement cannot be read down to the extend necessary toe valid, if must be severed, and the remaining clauses will continue in force.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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19.	Interpretation

19.1.	In this agreement, unless the context otherwise requires:

(a)	singular includes plural and plural includes singular;

(b)	words of one gender include both genders;

(c)	reference to legislation includes any amendment to it, any legislation substituted for it, and any statutory instruments issued under it and in force;

(d)	reference to a person includes a corporation, a firm and any other entity;

(e)	reference to a party includes that party’s personal representatives, successors and permitted assigns;

(f)	if a party comprises more than one person, each persons is jointly and severally liable under this agreement;

(g)	headings do not affect interpretation;

(h)	a provision must not be construed against a party only because that party put the provision forward;

(i)	the word “includes” in any form is not a word of limitation;

(j)	a reference to currency or “$” is a reference to Australian currency;

(k)	a provision must be read down to the extent necessary to be valid; if it cannot be read down to that extent, it must be severed.

Acceptance

Please signify your acceptance of this offer by signing and returning a copy of this agreement.

I look forward to your contribution to the Company.

/s/ Randall King Nelson	July 20, 2023
Randall King Nelson	Date
Independent Non-Executive Director

CardieX Limited

I, Jarrod Travers White have read the terms of the above agreement, and agree to be bound by its terms and conditions. I agree that there are no other terms missing from the agreement.

/s/ Jarrod Travers White	20 July 2023
Signature	Date
Jarrod Travers White

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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SCHEDULE A

Item 1	Position	Executive Director

Item 2	Commencement Date	21 May 2020

Item 3	Hours of Work	As required

Item 4	Gross Salary	A$35,000

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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